UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2017 (November 29, 2017)
Date of Report (Date of earliest event reported)

 AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
AP Gaming Holdco, Inc.
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)
(702) 722-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.         Regulation FD Disclosure.

On November 29, 2017, AP Gaming I, LLC (the “Borrower”), a wholly owned indirect subsidiary of AP Gaming Holdco, Inc. (the “Company”), announced that it intends to raise an additional $65.0 million of incremental term loans under its first lien credit agreement (the “Incremental Term Loans”). On November 22, 2017, a subsidiary of the Borrower (the “Purchaser”) entered into an asset purchase agreement relating to the acquisition of certain gaming assets. The closing of the acquisition is subject to certain customary conditions, including that the Purchaser obtain the necessary financing to complete the acquisition. The Borrower intends to use the proceeds of the Incremental Term Loans to consummate the acquisition. The transactions described above are subject to market and other conditions, and may not occur as described or at all.
In connection with the financing transaction, the Borrower is providing to potential lenders a slide showing the calculation of its credit-agreement defined Pro Forma EBITDA, which metric is used for covenant compliance purposes under the Borrower’s first lien credit agreement. The slide is attached to this report as Exhibit 99.1, which is incorporated by reference herein.
Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Lender presentation slide.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date: November 29, 2017	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)